Exhibit 99.1

FreightCar America, Inc. Reports Second Quarter 2022 Results

Second quarter 2022 revenue up 52% year-over-year and gross margin of 11.6%

Company raises revenue and delivery outlook for fiscal year 2022

Chicago, IL, August 8, 2022-- FreightCar America, Inc. (NASDAQ: RAIL) (“FCA” or the “Company”), a diversified manufacturer of railroad freight cars, today reported results for the second quarter ended June 30, 2022.

Second Quarter 2022 Highlights

•
Revenues of $56.8 million, up 52.0% year-over-year, on deliveries of 468 railcars
•
Gross margin of 11.6% with gross profit of $6.6 million and manufacturing operating income of $4.9 million
•
Net income of $14.5 million, or $0.58 per share
•
Adjusted EBITDA of $2.3 million
•
Quarter-end backlog totaled 2,972 railcars with an aggregate value of approximately $320 million
•
2022 revenue outlook raised to between $340 million and $360 million and delivery outlook raised to between 3,000 and 3,200 railcars

Jim Meyer, President and Chief Executive Officer of FreightCar America, commented, “FreightCar America reported solid results in the second quarter, recording positive Adjusted EBITDA on just 468 railcars due to planned line changeovers which temporarily curtailed production. The changeovers went smoothly and according to plan, and these results demonstrate our ability to generate superior margins even while producing far fewer units and against the continuing backdrop of high steel costs. For the balance of the year, we expect to produce upwards of 2,000 railcars.”

Meyer continued, “Our work to expand the Castaños facility continues, and we believe that we are well on our way to building a world class manufacturing footprint in Northern Mexico with equal focus on product flexibility, quality, and low cost. At the same time, our commercial team remains focused on growing our business in a margin-accretive manner.”

Second Quarter 2022 Results

•
Consolidated revenues were $56.8 million in the second quarter of 2022, compared to $37.4 million in the second quarter of 2021. The Company delivered 468 railcars in the second quarter of 2022, compared to 313 railcars in the second quarter of 2021.
•
Net income in the second quarter of 2022 was $14.5 million, or $0.58 per share, compared to net loss of ($4.2) million, or ($0.24) per share, in the second quarter of 2021. Net income/loss for the current and prior periods included non-operating items that impacted results, including:
o
$18.7 million non-cash gain related to the change in fair market value of warrant liability and a $2.8 million non-cash gain for stock-based compensation in the second quarter of 2022. In the second quarter of 2021, there was a non-cash gain of $3.5 million related to the change in fair market value of warrant liability.
•
Adjusted EBITDA for the second quarter of 2022 was $2.3 million, compared to Adjusted EBITDA loss of ($3.1) million for the second quarter of 2021.

Fiscal Year 2022 Outlook

•
The Company has raised its outlook for fiscal year 2022 as follows:

Fiscal Year 2022
Revenue	Between $340 million and $360 million
Railcar Deliveries	Between 3,000 and 3,200 railcars

Mike Riordan, Chief Financial Officer, added, “We executed on our strategic and financial objectives in the second quarter, and while our production year-to-date was largely in line with our internal expectations, we are expecting a significant uptick in units delivered for the balance of fiscal 2022. Due to stronger levels of order activity, and a robust backlog, we are raising our previously stated 2022 outlook.”

Second Quarter 2022 Conference Call & Webcast Information

The Company will host a conference call and live webcast on Tuesday, August 9, 2022 at 11:00 a.m. (Eastern Time) to discuss its second quarter 2022 financial results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call, available at:

Event URL: https://viavid.webcasts.com/starthere.jsp?ei=1558577&tp_key=e146d97490

Please note that the webcast is listen-only and webcast participants will not be able to participate in the question and answer portion of the conference call. Interested parties may also participate in the call by dialing (877) 407-0789 or (201) 689-8562 and entering the passcode 13731238. Interested parties are asked to dial in approximately 10 to 15 minutes prior to the start time of the call.

An audio replay of the conference call will be available beginning at 2:00 p.m. (Eastern Time) on August 9, 2022, until 12:00 a.m. (Eastern Time) on Wednesday August 23, 2022. To access the replay, please dial (844) 512-2921 or (412) 317-6671. The replay passcode is 13731238. An archived version of the webcast will also be available on the Company’s website.

About FreightCar America

FreightCar America, Inc. is a diversified manufacturer of railroad freight cars that also supplies railcar parts and leases freight cars through its FreightCar America Leasing Company subsidiaries. FreightCar America designs and builds high-quality railcars, including open top hopper cars, covered hopper cars, intermodal and non-intermodal flat cars, mill gondola cars, coil steel cars, boxcars and coal cars, and also specializes in the conversion of railcars for repurposed use. FreightCar America is headquartered in Chicago, Illinois and has facilities in the following locations: Castaños, Mexico; Johnstown, Pennsylvania; and Shanghai, People’s Republic of China. More information about FreightCar America is available on its website at www.freightcaramerica.com.

Forward-Looking Statements

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: risks relating to the potential financial and operational impacts of the COVID-19 pandemic; the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and other competitive factors. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

INVESTOR & MEDIA CONTACT	Lisa Fortuna or Stephen Poe
E-MAIL	RAIL@alpha-ir.com
TELEPHONE	312-445-2870

# # #

FreightCar America, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30, 2022	December 31, 2021
Assets	(in thousands)
Current assets
Cash, cash equivalents and restricted cash equivalents	$21,531	$26,240
Accounts receivable, net	23,488	9,571
VAT receivable	13,307	31,136
Inventories, net	75,845	56,012
Related party asset	5,121	8,680
Prepaid expenses	11,188	5,087
Total current assets	150,480	136,726
Property, plant and equipment, net	19,284	18,236
Railcars available for lease, net	19,852	20,160
Right of use asset	16,033	16,669
Other long-term assets	6,705	8,873
Total assets	$212,354	$200,664

Liabilities and Stockholders’ Equity
Current liabilities
Accounts and contractual payables	$46,767	$41,185
Related party accounts payable	5,454	8,870
Accrued payroll and other employee costs	1,883	2,912
Reserve for workers' compensation	1,271	1,563
Accrued warranty	4,788	2,533
Customer deposits	18,706	3,300
Deferred income state and local incentives, current	—	1,291
Lease liability, current	1,623	1,955
Other current liabilities	5,626	5,711
Total current liabilities	86,118	69,320
Long-term debt, net of current portion	81,960	79,484
Warrant liability	34,498	32,514
Accrued pension costs	—	35
Deferred income state and local incentives, long-term	—	1,216
Lease liability, long-term	15,995	16,617
Other long-term liabilities	3,934	3,134
Total liabilities	222,505	202,320
Stockholders’ deficit
Preferred stock	-	-
Common stock	198	190
Additional paid-in capital	86,380	83,742
Accumulated other comprehensive loss	(5,355)	(5,522)
Accumulated deficit	(91,374)	(80,066)
Total stockholders' deficit	(10,151)	(1,656)
Total liabilities and stockholders’ deficit	$212,354	$200,664

FreightCar America, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
	(In thousands, except for share and per share data)

Revenues	$56,786	$37,354	$150,022	$69,724
Cost of sales	50,197	35,357	133,375	66,411
Gross profit	6,589	1,997	16,647	3,313
Selling, general and administrative expenses	4,053	6,294	14,766	15,445
Restructuring and impairment charges	—	(120)	—	6,530
Operating income (loss)	2,536	(4,177)	1,881	(18,662)
Interest expense	(5,757)	(3,212)	(11,462)	(5,714)
Gain (loss) on change in fair market value of warrant liability	18,746	3,452	(1,984)	(18,676)
Other income	661	230	2,157	345
Income (loss) before income taxes	16,186	(3,707)	(9,408)	(42,707)
Income tax provision	1,647	504	1,900	636
Net income (loss)	$14,539	$(4,211)	$(11,308)	$(43,343)
Net income (loss) per common share- basic	$0.58	$(0.24)	$(0.47)	$(2.19)
Net income (loss) per common share - diluted	$0.58	$(0.24)	$(0.47)	$(2.19)
Weighted average common shares outstanding – basic	24,499,784	20,160,410	23,994,327	20,084,199
Weighted average common shares outstanding – diluted	24,499,784	20,160,410	23,994,327	20,084,199

FreightCar America, Inc.

Segment Data

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues:
Manufacturing	$53,606	$35,158	$143,731	$65,177
Corporate and Other	3,180	2,196	6,291	4,547
Consolidated revenues	$56,786	$37,354	$150,022	$69,724

Operating income (loss):
Manufacturing	$4,900	$237	$13,416	$(5,781)
Corporate and Other	(2,364)	(4,414)	(11,535)	(12,881)
Consolidated operating income (loss)	$2,536	$(4,177)	$1,881	$(18,662)

FreightCar America, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities	(in thousands)

Net loss	$(11,308)	$(43,343)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Restructuring and impairment charges	—	6,530
Depreciation and amortization	2,060	2,196
Non-cash lease expense on right-of-use assets	636	887
Recognition of deferred income from state and local incentives	(2,507)	(1,110)
Loss on change in fair market value for warrant liability	1,984	18,676
Stock-based compensation recognized	1,490	2,961
Non-cash interest expense	7,472	1,981
Other non-cash items, net	—	96
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(13,917)	916
VAT receivable	16,940	(16,814)
Inventories	(16,926)	(6,814)
Other assets	(7,281)	(6,263)
Related party asset, net	143	(2,769)
Accounts and contractual payables	3,525	10,633
Accrued payroll and employee benefits	(1,028)	(802)
Income taxes payable	1,036	(360)
Accrued warranty	2,255	(2,366)
Lease liability	(954)	(1,180)
Customer deposits	15,406	—
Other liabilities	(1,527)	(6,749)
Accrued pension costs and accrued postretirement benefits	105	(415)
Net cash flows used in operating activities	(2,396)	(44,109)

Cash flows from investing activities
Maturity of restricted certificates of deposit	—	182
Purchase of property, plant and equipment	(2,808)	(1,433)
Proceeds from sale of property, plant and equipment and railcars available for lease	—	433
Net cash flows used in investing activities	(2,808)	(818)

Cash flows from financing activities
Proceeds from issuance of long-term debt	—	16,000
Deferred financing costs	—	(480)
Borrowings on revolving line of credit	49,282	7,220
Repayments on revolving line of credit	(48,770)	(11,068)
Employee stock settlement	(13)	(7)
Payment for stock appreciation rights exercised	(4)	(55)
Net cash flows provided by financing activities	495	11,610

Net decrease in cash and cash equivalents	(4,709)	(33,317)
Cash, cash equivalents and restricted cash equivalents at beginning of period	26,240	54,047
Cash, cash equivalents and restricted cash equivalents at end of period	$21,531	$20,730

Supplemental cash flow information
Interest paid	$3,990	$2,813
Income tax refunds received, net of payments	$—	$5
Non-cash transactions
Change in unpaid construction in process	$(8)	$530
Accrued PIK interest paid through issuance of PIK Note	$722	$553
Issuance of warrants	$8,560	$—
Issuance of equity fee	$2,000	$—

FreightCar America, Inc.

Reconciliation of income before taxes to EBITDA(1) and Adjusted EBITDA(2)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Loss before income taxes	$16,186	$(3,707)	$(9,408)	$(42,707)
Depreciation & Amortization	1,036	999	2,060	2,196
Interest Expense, net	5,757	3,212	11,462	5,714
EBITDA	22,979	504	4,114	(34,797)

Change in Fair Value of Warrant (a)	(18,746)	(3,452)	1,984	18,676
Restructuring and impairment charges (b)	-	(120)	-	6,530
Alabama Grant Amortization (c)	-	(555)	(1,857)	(1,110)
Transaction Costs (d)	-	296	-	296
Consulting Costs (e)	412	-	762	-
Corporate Realignment (f)	1,075	-	1,260	-
Legal Reserve (g)	-	-	-	500
Plant Transition Costs (h)	-	140	-	2,386
Stock Based Compensation	(2,754)	299	1,490	2,961
Other, net	(661)	(230)	(2,157)	(345)
Adjusted EBITDA	$2,305	$(3,118)	$5,596	$(4,903)

(1) EBITDA represents earnings before interest, taxes, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall performance of the company’s business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similar titled measures reported by other companies.

(2) Adjusted EBITDA represents EBITDA before the following charges:

a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
b)
The Company incurred certain restructuring costs related to severance and other costs related to its shut-down of the Shoals and Roanoke facilities.
c)
The Company amortizes deferred grant income to cost of goods sold that represents a non-cash reduction to its gross margin (loss).
d)
The Company incurred certain costs during 2021 for nonrecurring professional services associated with its financing arrangements.
e)
The Company incurred certain non-recurring consulting costs during the fourth quarter of 2021 and first quarter of 2022.
f)
The Company incurred certain non-recurring corporate realignment costs in the first quarter of 2022.
g)
During the first and fourth quarters of 2021, the Company recognized charges related to a legal dispute.
h)
During 2020, the Company implemented a program to shift production originally planned for its U.S. plants to its Castaños facility. This adjustment represents non-recurring costs associated with moving inventory and equipment to its Castaños facility.

We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.